EXHIBIT 32

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Ducommun Incorporated (the “Company”) on Form 10-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Anthony J. Reardon, Chairman, President and Chief Executive Officer of the Company, and Joseph P. Bellino, Vice President, Treasurer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon
Chairman, President and Chief Executive Officer

By:	/s/ Joseph P. Bellino
Joseph P. Bellino
Vice President, Treasurer and Chief Financial Officer

March 4, 2013

The foregoing certification is accompanying the Form 10-K solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 10-K or as a separate disclosure document.